Exhibit 10.31

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

INFINITY ENERGY RESOURCES, INC.

8% PROMISSORY NOTE

$________

FOR VALUE RECEIVED, Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), promises to pay to _____________________________, whose address is _____________________________________ or registered assigns (the “Holder”), the sum of __________________________ ($________) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

In connection with this Note, the Company will issue Holder a warrant (the “Warrant”) exercisable to purchase shares of its common stock (the “Common Stock”). The Warrant is attached as Exhibit A to this Note.

1. Interest and Fees. This Note shall bear interest (“Interest”) equal to eight percent (8%) per annum. Interest will be calculated on a three hundred sixty-five (365) day year. The Company shall pay the Interest on or before the Maturity Date, as defined below. In no event shall the rate of Interest payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

2. Payments. All payments under this Note shall be made by the Company hereunder, whether on account of principal or Interest, without set-off or counterclaim and shall first be credited against costs and expenses provided for in this Note, second to the payment of any penalties, third to the payment of accrued and unpaid Interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Holder by cashier’s check, certified check, or bank wire transfer to the mailing address provided below, or at such other place as Holder shall designate in writing for such purpose from time to time made prior to noon, Kansas City, Kansas time, on the Maturity Date. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a “Business Day”), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

3. Maturity Date. This Note shall be due and payable in full, including all accrued Interest thereon, on ________________ (the “Maturity Date”), subject to Paragraph 4, “Pre-Payments.”

4. Pre-Payments. At any time prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part without penalty, on ten (10) days’ advance notice to Holder. On such prepayment date, the Company will pay in respect of this Note cash equal to the face amount plus accrued Interest on the Note (or portion thereof) being prepaid.

5. Unsecured Indebtedness. This Note is unsecured.

6. Representations and Warranties of the Company. The Company represents and warrants as follows:

6.1 The Company is duly existing and in good standing as a corporation in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or ownership of property requires that it to be qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company’s business.

6.2 The execution, delivery and performance by the Company of this Note and the Warrant has been duly authorized, and do not (i) conflict with any of the Company’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any material law applicable to the Company; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which the Company or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or governmental approval from any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which the Company is bound.

6.3 There are no material actions or proceedings pending or threatened by or against the Company, except as set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and its report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission (the “SEC Reports”).

6.4 All financial statements of the Company contained in its SEC Reports fairly present in all material respects the Company’s financial position and the Company’s results of operations as of the dates thereof, and for the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

6.5 The Company’s SEC Reports, as of their respective dates or, if amended, as of the date of the last such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

7. Covenants of the Company. The Company will use the proceeds it receives from this Note for general working capital and such other purposes as the Company may deem appropriate.

8. Default. The Company shall perform its obligations and covenants hereunder and in each and every other agreement between the Company and Holder pertaining to the Indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

8.1 Event of Default. Any of the following events shall constitute an “Event of Default” hereunder:

8.1.1 Failure by the Company to pay principal of the Note when due and payable on the Maturity Date;

8.1.2 Failure of the Company to pay Interest when due hereunder; or

8.1.3 The entry of an order for relief under Federal Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor’s act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

8.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of Holder, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or Interest should occur and be continuing with respect to the Note, Holder may declare the principal, Interest, fees and all other amounts due hereunder to be immediately due and payable.

8.3 Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to Holder of this Note.

8.4 No Waiver. Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

8.5 Default Interest and Fees. Default Interest will accrue on an unpaid principal or Interest due hereunder at the rate of sixteen percent (16%) per annum upon the occurrence of any Event of Default until the Event of Default is cured. Default Interest shall be payable monthly basis commencing thirty (30) days after the Default Interest has begun accruing. Default Interest will be computed on a three hundred sixty-five (365) day year.

9. Assignment, Transfer or Loss of the Note.

9.1 Holder may assign, transfer, hypothecate or sell all or any part of this Note upon written notice to the Company, subject to compliance with the Act and applicable laws and regulations of any state. The Company has not registered this Note under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of Holder at the time he acquires his Note. Holder is acquiring this Note for his own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Act and the applicable securities laws of any state. The Company shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Act or the applicable securities laws of any state. The Company may require Holder to provide, at his expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

9.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by the original Noteholder, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note to the Company at is principal office for cancellation, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Note.

9.3 Subject to Subparagraph 9.1 above, Holder may, at his option, either in person or by duly authorized attorney, surrender this Note for registration of transfer at the principal office of the Company and, upon payment of any expenses associated with the transfer, receive in exchange therefor a Note or Notes, dated as of the date to which interest has been paid on the Note so surrendered, each in the principal amount of $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note so surrendered and registered as payable to such person or persons as may be designated by Holder. Every Note surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer duly executed by Holder or his attorney duly authorized in writing. Every Note, so made and delivered by the Company in exchange for any Note surrendered, shall in all other respects be in the same form and have the same terms as the Note surrendered. No transfer of any Note shall be valid unless made in such manner at the principal office of the Company.

9.4 The Company may treat the person in whose name this Note is registered as the owner and Holder of this Note for the purpose of receiving payment of all principal of and all Interest on this Note, and for all other purposes whatsoever, whether or not such Note shall be overdue and, except for transfers effected in accordance with this subparagraph, the Company shall not be affected by notice to the contrary.

10. Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, to Holder at his address set forth below or such other address as Holder may from time to time designate in writing to the Company by certified mail, postage prepaid or otherwise as designated in writing by Holder.

11. Usury. All Interest, Default Interest, fees, charges, goods, things in action or any other sums or things of value, or other contractual obligations (collectively, the “Additional Sums”) paid by the Company hereunder, whether pursuant to this Note or otherwise, with respect to the Indebtedness evidenced hereby, or any other document or instrument in any way pertaining to the Indebtedness, which, under the laws of the State of Delaware may be deemed to be Interest with respect to such loan or Indebtedness, shall, for the purpose of any laws of the State of Delaware, which may limit the maximum amount of Interest to be charged with respect to such loan or Indebtedness, be payable by the Company as, and shall be deemed to be, Interest and for such purposes only, the agreed upon and contracted rate of Interest shall be deemed to be increased by the Additional Sums. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of Interest under this Note shall not exceed the limits imposed by applicable law. The Company shall not assert a claim, and shall actively resist any attempts to compel it to assert a claim, respecting a benefit under any present or future usury laws against any Holder of this Note.

12. Binding Effect. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

13. Collection Fees. The Company shall pay all costs of collection, including reasonable attorneys’ fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal amount of this Note, or any payment of Interest is not paid when due, or in the event Holder is made party to any litigation because of the existence of the Indebtedness evidenced by this Note, or if at any time Holder should incur any attorneys’ fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

14. Construction. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Delaware. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

15. Severability. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

16. Entire Agreement. This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

17. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Kansas City, Kansas for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

18. Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Note and the issuance of any Conversion Shares upon the conversion hereof.

19. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

20. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, equity participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Holder” means a Person in whose name a Note is registered on the Company’s books.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business); (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP; or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Issue Date” means the date on which the Note is originally issued.

“Maturity Date” means __________, 2013.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Subsidiary” means any subsidiary of the Company.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency to vote in the election of members of the Board of Directors or other governing body of such Person.

21. Miscellaneous. Except as otherwise provided herein, the Company waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof. This Note may be executed by facsimile signature, which signature shall be deemed to be binding upon the Company.

IN WITNESS WHEREOF, this Note has been issued on the February ___, 2013.

INFINITY ENERGY RESOURCES, INC.

By	/s/ Stanton E. Ross
Stanton E. Ross
Its	President and Chief Executive Officer

Mailing Address of Holder:

Mailing Address of Company:
Infinity Energy Resources, Inc.
11900 College Blvd.
Suite 310
Overland Park, Kansas 66210